EXHIBIT 10.1


                               PURCHASE CONTRACT
                               -----------------



     THIS AGREEMENT made and entered into this _________ day of August 1998, between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and CAPE LANDING APARTMENTS, LLC, a North Carolina limited liability company, hereinafter called "Seller").

                                    ARTICLE I
                                  THE PROPERTY

     1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as CAPE LANDING APARTMENTS located in MYRTLE BEACH, SC, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 288 individually heated and air conditioned apartment units, with ail appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

     2.1 PURCHASE PRICE. The total purchase price shall be the "Net Equity Value" as defined in Section 2.3 totaling SEVENTEEN MILLION ONE HUNDRED THOUSAND ($17, 100, 000) DOLLARS, as evidenced by cash, including or partnership units ("Partnership Units") representing an ownership interest in a ("Cornerstone") limited partnership ("Partnership") to be formed by Cornerstone Realty Income Trust, Inc. pursuant to Paragraph 2.3. The Partnership's sole material asset initially will be the Property, but Cornerstone, in its sole discretion, may cause the Partnership to acquire additional properties by contribution or purchase.

     2.2 DEPOSIT. ONE HUNDRED THOUSAND ($100,000) DOLLARS to be placed in escrow at the end of the "Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with Chicago Title Insurance Corporation or its authorized agent as an earnest money deposit which may be credited against the purchase


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price or applied as per Article XI below.

     2.3 SELLER'S OPTION. (i) Seller shall have the right to elect prior to the Closing Date to receive Partnership Units in an amount not to exceed the net equity value of the Property (the "Net Equity Value"). The Net Equity Value shall be equal to Seventeen Million one Hundred Thousand Dollars ($17,100,000), subject to all normal adjustments as set forth herein, and less the outstanding balance of the mortgage loan from First Union National Bank secured by the Property, all as calculated on the Closing Date as set forth in this Agreement. To the extent Seller does not elect to receive Partnership Units in an amount equal to the Net Equity Value, the balance shall be paid in cash so that in all cases the total consideration shall be equal to $7,100,000 the Net Equity Value. Under the partnership agreement of the Partnership, Seller shall have the right to distribute the Partnership Units to its members.

     (ii) Each Partnership Unit will have a value at the Closing Date equal to the average of the closing prices on the New York Stock Exchange ("NYSE") of a common share of Cornerstone Realty Income Trust, Inc. ("Common Share") for the 30-day period ending with the day preceding the Closing Date. However, in no event will the value of a Partnership Unit be less than 98% nor more than 102% of the closing price on the NYSE of a Common Share on the day preceding the Closing Date.

     (iii) Each Partnership Unit will be freely transferable (subject to the transfer not violating any law or resulting in any material adverse tax consequences to the Partnership or Cornerstone) and entitle the holder thereof to receive nonliquidating distributions with respect to such Partnership Unit equal to the dividends and other distributions payable on or with respect to a Common Share (with non-cash distributions taking the form of additional Partnership Units as appropriate). At any time after the expiration of the twelve-month period beginning with Closing Date ("Redemption Date"), the holder thereof shall have the right to cause the limited Partnership to redeem each of its Partnership Units for, at the option of the limited partnership, either (i) cash in an amount equal to the average of the closing prices the day preceding on the NYSE of a Common Share for the 30-day period ending with Redemption Date of (ii) a Common Share that is freely transferable in the hands of the holder thereof.

     (iv) The limited partnership will agree not to dispose of the Property (or any property received in exchange for such Property in a transaction described in section 1031 of the Internal Revenue Code of 1986, as amended) in a transaction in which any gain is recognized for federal tax purposes for a period of [two] years from the Closing Date. This provision will not prohibit the Partnership from satisfying or otherwise removing any mortgages,

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liens, other charges or any encumbrances on the Property.

                                  ARTICLE III
                                 TITLE MATTERS

     3.1 MARKETABLE TITLE. Seller, shall convey good and marketable title by Special Warranty Deed, in the form attached hereto as EXHIBIT C, subject only to general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property and the exceptions listed on EXHIBIT G hereto ("Permitted Exceptions").

          (A) Title shall be free from any and all liens or mortgages (other than Permitted Exceptions) and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

     3.2 TITLE DEFECTS; ELECTION TO CURE. Seller shall deliver to Purchaser a copy of its previous title insurance. If title is not marketable, except as stated above in the preceding paragraph, Purchaser shall give written notice of any defects in title to Seller's counsel within fifteen (15) days after Purchaser's receipt of a title report which report shall include copies of backup documents relating to any title exceptions, a current survey, a flood zone certification letter and a Surveyor's Certification letter. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.

     3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser. If Purchaser does not elect to void this Agreement, such defects shall become Permitted Exceptions with respect to the Property.

                                   ARTICLE IV
                                   PRORATIONS

     4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, to the 1st day of the month of the closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

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     4.2 CLOSING COSTS.  Purchaser and seller shall pay their customary share of all taxes. Seller shall pay the recording fees imposed on the Deed or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

     4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

     4.4 PRIOR LEASE CONCESSIONS. If Seller has committed to give any future monetary concessions to tenants under existing leases to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at closing.

                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

     5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

     6.1 CONDITIONS PRECEDENT. (a) Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

          (A) Receipt by Purchaser of an engineering report of building and site conditions (ordered by Purchaser at its expense), satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have fifteen (15) days, pursuant to Paragraph 6.2.4, in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived. At Seller's request, Purchaser will provide to Seller a copy of each engineering report prepared in connection with the Property at its actual cost.

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          (B) The receipt by  Purchaser  of Seller  documents  described  in 7.2 below.

          (C) On the condition that Sellers representations and warranties described in Article VIII below remain true and correct.

          (D) On the condition that there have been no material and adverse changes to the property or leases.

          (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

          (F) Survey which shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation, Seller shall have thirty (30) days from the date of delivery of the Survey (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such thirty (30) day period, Purchaser may elect, on or before the Closing Date, to
(i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation.

          (b) Seller's obligation to sell shall be subject to and contingent upon the satisfaction of the following conditions precedent:

          (A) This Agreement shall have been assigned Purchaser shall have assigned its rights and obligations under this Agreement to the Partnership and the transfer of the Property shall take the form of a contribution from Seller to the Partnership.

          (B) Seller shall have received the Limited Partnership Agreement of the Partnership not less than seven days prior to closing and the terms and conditions of the Limited Partnership Agreement shall be satisfactory to Seller in its sole

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discretion.

     6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

     6.2.1 PREPARATION FOR INSPECTION. Within three (3) business days of the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve
(12) months previous to the date hereof; all contract, mortgages, and other documents creating liens of security interest on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property to include loss runs for the last five (5) years; Plans and Specifications for the Property, service contracts, Certificates of Occupancy, to the extent reasonably available; a copy of the title policy and most recent survey for the Property. A copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete in all material respects to the best of its knowledge and belief.

     6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Upon receipt by Purchaser of all documents requested in the paragraph above, Purchaser, its employees, agents and contractors shall have 21 days (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above.

     6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, and all deposits shall he returned to Purchaser.

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     6.2.4  TERMINATION OF INSPECTION  PERIOD.  Notwithstanding  anything to the contrary set forth herein, the Inspection Period shall expire twenty-one (21) days from the date of this Agreement or such other date as the parties may agree to in writing.

     6.2.5 "RENT READY". During the "Inspection Period", both Seller and Purchaser will inspect a vacant apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other vacant units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above) , at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

     6.2.6 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. It Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.

                                   ARTICLE VII
                                     CLOSING

     7.1 CLOSING. Closing will be held at such time as the Property shall have reached 80% occupancy after the completion of the Inspection Period, but no later than September 15, 1998, at such place and at such time as the parties may agree.

     7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

          (A) A Bill of Sale, in the form attached hereto as EXHIBIT D, with warranty of title transferring the personal property (as shown in Exhibit B) to Purchaser free of all liens, charges and encumbrances.

          (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

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          (C) All security and cleaning  deposits made by such  tenants.  Seller will give the tenants the required notice of such transfer in compliance with the laws of SOUTH CAROLINA.

          (D) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

          (E) A rent roll certified by Seller to be true and correct in all material respects as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

          (F) An affidavit of Seller that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

          (G) Seller shall provide a certificate from a licensed extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the Contractor's name, contractors license number, the signature of the party authorized to sign for the Contractor and the date of the inspection. Should damage exist, Seller shall proceed to have any corrective work completed prior to closing or Purchaser, at its option, may either proceed to settlement and have such sums required for repairs deducted from Seller's proceeds, or may in its sole discretion terminate this Agreement. Seller shall promptly return Purchaser's deposit upon such termination.

          (H) Assignments of all Seller's interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

          (I) Assignments of all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units.

          (J) Evidence satisfactory to Purchaser that all water, sewer, gas, electric, telephone, and drainage facilities and

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all other  utilities  required by law or by the normal use and  operation of the
Property are and at the time of closing will be installed to the property line, are and at the time of closing will be connected pursuant to valid permits, and are and at the time of closing adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

          (K) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles or by-laws, which may affect Seller's ability to convey marketable title.

          (L) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

          (M) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement, including but not limited to:

          (i) An opinion of Seller's counsel, in a form satisfactory to Purchaser, stating that:

               (a) The individual (s) executing the deed and related documents are duly authorized to do all such acts as are necessary to consummate this sale.

               (b) That the partner or officer can bind the Partnership or Corporation.

          (N) Affidavit that Seller has no actual knowledge of the presence of asbestos and/or any other hazardous material at the Property.

          (O) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

          (P) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

          (Q) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

          (R) A representation letter as normally required

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by auditors for a public company in the form attached  hereto as EXHIBIT E. This clause shall survive closing for one year.

     7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

          (A) Pay to Seller the cash portion of the purchase price and the Partnership Units, adjusted for the prorations, allocations and closing costs herein provided for in Article IV.

          (B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

          (C) Deliver to the Seller a resolution of the Purchaser that:

               (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

               (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

          (D) Deliver an opinion of counsel as to the authorization, execution, validity and binding effect as to the Partnership Units as well as an opinion that the Units are fully paid for and non-assessable.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 REPRESENTATIONS OF THE PARTIES. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date of closing hereof:

          (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

          (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

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          (C) All  necessary  action has been taken by Seller to  authorize  the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

          (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year following closing.

          (E) Seller has no actual knowledge of any material patent or latent defect in the Property or any part thereof. This warranty shall survive for one year following closing.

          (F) Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property. This warranty shall survive for one year following closing.

          (G) The Property abuts on and has direct vehicular access to a public road.

          (H) All building and other improvements at the Property are located entirely within the boundary lines of the Property.

          (I) Seller has no actual knowledge that any part of the Property or the operation of the Property, is in material violation or may materially violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for one year following closing.

          (J) That to the best knowledge of the Seller, the drainage within the project is satisfactory and complies in all respects with all government regulation. This warranty shall survive for one year following closing.

          (K) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

          (L) That to the best of Seller's knowledge, the Property was never utilized as a disposal site for hazardous waste

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products and will furnish to Purchaser an affidavit confirming same.

          (M) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

     8.2 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties. If Purchaser shall have knowledge at closing of the breach of a representation, warranty, covenant or agreement made for its benefit herein or in any other document delivered herewith and elects not to terminate this Agreement but proceed to closing, Purchaser shall be deemed to have waived the breach of such representation, warranty, covenant or agreement and Seller shall have no liability with respect thereto.

     8.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of, which failure occurs between the date of closing from the date of termination of the inspection Period and the date of closing.

     8.4 OPTION. The parties agree during the Inspection Period to negotiate an option agreement for the purchase by Purchaser herein of the properties known as St. Andrews Place, located in Wilmington, NC, and Greystone Crossing, located in Charlotte, NC and attach said option agreement to this Agreement as EXHIBIT H. Failure to negotiate an option agreement shall not be a default under the terms of this Agreement.

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                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

     9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty in an amount not greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS, Purchaser agrees to accept the Property with an assignment of: (i) the insurance proceeds, (ii) any deductible, and (iii) rent loss insurance proceeds. Seller shall have the option to repair such damage before the date provided herein for Closing. In the event that the damage as a result of fire or other casualty cannot be reasonably repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

     9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS or any part of the building or more than 5% of the parking area, Purchaser may elect to either (a) terminate this Agreement, in which event the deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale
(actual or threatened) shall be paid to the Purchaser at Closing, if such payment has been received. If payment has not as yet been received, but an amount has been agreed upon, Seller shall assign the claim to Purchaser.

     9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                    ARTICLE X
                                     BROKER

     10.1 BROKER. Seller and Purchaser represent and warrant to each other that no broker brought about this transaction

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and, therefore,  no brokerage fees are or shall be owing in connection with this transaction. Seller and Purchaser agree to hold each other harmless in connection with any such brokerage fees.

                                   ARTICLE XI
                                     DEFAULT

     11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any deliberate or intentional failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

     11.2 SELLER'S DEFAULT. Upon Seller's default, the Purchaser, at it's election may either (1) require specific performance of Seller, or pursue its other remedies at law or equity, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees.

     11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Such amount and terms are agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the payment of the deposit and the terms provided herein shall constitute full satisfaction of Purchaser's obligations under this Agreement. Such amount is agreed upon by and between Seller and Purchaser as a reasonable estimate of just compensation for the harm caused by Purchaser's default. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

     12.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

     12.2 ASSIGNMENT. Purchaser may assign all of its

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



rights, but not its obligations under this Agreement to the Partnership without the consent of Seller.

     12.3 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

     12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

     12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

     12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

     12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

     12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

     12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

     12.10 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

           EXHIBIT A, legal description of the land
           EXHIBIT B, list of personal property

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



           EXHIBIT C, form of Deed
           EXHIBIT D, (i) form of Bill of Sale, (ii)
                      Assignments and Assumptions of Leases, etc.
           EXHIBIT E, form of Representation Letter
           EXHIBIT F, Option Agreements
           EXHIBIT G, Permitted Exceptions




                                  ARTICLE XIII
                                     NOTICE

     13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

          To Seller:                 Mr. Jeffery W. Kentner
                                     State Street Companies
                                     211 State Street, P.O. Box 29265
                                     Greensboro, NC 27429
                                     Fax:  (336) 275-6114

          With a copy to
           Seller's Attorneys:

                                     Charles M. Schwartz, Esq.
                                     Gibson, Dunn & Crutcher, LLP
                                     1717 Main Street
                                     Dallas, TX 75201-7390
                                     Fax:  (214) 571-2953

          To Purchaser:              Mr. Gus Remppies
                                     Cornerstone Realty Group, Inc.
                                     306 E. Main Street
                                     Richmond, VA 23219
                                     Fax:  (804) 782-9302

          With a copy to
           Purchaser's Attorneys:    Harry S. Taubenfeld, Esq.
                                     Zuckerbrod & Taubenfeld
                                     575 Chestnut St., P.O. Box 488
                                     Cedarhurst, NY 11516
                                     Fax:  (516) 374-3490

                                             -and-

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



                                     Michael W. Tighe, Esq.
                                     Callison Tighe Robinson & Hawkins
                                     1812 Lincoln Street
                                     Columbia, SC 29201
                                     Fax:  (803) 256-6431

     13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, delivered to a reliable overnight courier or by facsimile transmission. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

     IN WITNESS WHEREOF, THE Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

CAPE LANDING APARTMENTS, LLC
By:  STATE STREET, LLC, its Manager
By:  STATE STREET RESIDENTIAL, INC., its Manager


By:       /s/ TIFFANY N. GAY
     ------------------------------

Its:       Vice President
     ------------------------------


PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:      /s/  GUS G. REMPPIES
     ------------------------------

Its:     Vice President
     ------------------------------












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